EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Lattice Incorporated (the "Company") on Form 10-QSB for the fiscal quarter ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Paul Burgess , Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Lattice Incorporated and will be retained by Lattice Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: June 12, 2007

/s/ Paul Burgess
Name: Paul Burgess Title: Chief Executive Officer